EXHIBIT (8)(e)(3)

AMENDMENT No. 3 TO PARTICIPATION AGREEMENT (GE/SSGA)

AMENDMENT NO. 3 TO PARTICIPATION AGREEMENT

THIS AMENDMENT (this “Amendment”), made and entered into as of the 30th day of November, 2016, by and among TRANSAMERICA FINANCIAL LIFE INSURANCE COMPANY (the “Company”), on its own behalf and on behalf of each segregated asset account of the Company named in Schedule 1 (Registered Accounts and Unregistered Accounts) to this Amendment as may be revised from time to time (an “Account”), STATE STREET VARIABLE INSURANCE SERIES FUNDS, INC. (formerly, GE INVESTMENTS FUNDS, INC.) (the “Fund”), on its own behalf and on behalf of the Portfolios named in Schedule 1 (Portfolios) to this Amendment; SSGA FUNDS DISTRIBUTORS, LLC (successor in interest to GE INVESTMENT DISTRIBUTORS, INC), (the “Distributor”); and SSGA FUNDS MANAGEMENT, INC. (successor in interest to GE ASSET MANAGEMENT INCORPORATED) (the “Adviser”) amends that certain Participation Agreement, dated November 16, 2009, as amended by Amendment No. 1 to Participation Agreement dated May 1, 2011, Amendment No. 2 to Participation Agreement dated May 1, 2013, and the Consent to Assignment executed in 2016 (together, the “Agreement”).

WHEREAS, the parties desire to further amend the Agreement as provided herein.

NOW, THEREFORE, in consideration of the mutual promises set forth herein, the parties hereto agree as follows:

1.	References to “GE Investments Funds, Inc.” in the Agreement are hereby deleted in their entirety and replaced with “State Street Variable Insurance Series Funds, Inc.”

2.	References to “GE Asset Management Incorporated” in the Agreement are hereby deleted in their entirety and replaced with “SSGA Funds Management, Inc.”

3.	References to “GE Investment Distributors, Inc.” in the Agreement are hereby deleted in their entirety and replaced with “SSGA Funds Distributors, LLC.”

4.	Schedule 1 of the Agreement is hereby deleted in its entirety and replaced with the attached Schedule 1.

All other terms and provision of the Agreement not amended herein shall remain in full force and effect. Unless otherwise specified, all defined terms shall have the same meaning given to them in the Agreement.

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    Effective Date: November 30, 2016

TRANSAMERICA FINANCIAL LIFE INSURANCE COMPANY	SSGA FUNDS DISTRIBUTORS, LLC

By: /s/ Eric Martin	By: /s/ Jaclyn Collier
Name: Eric Martin	Name: Jaclyn Collier
Title: Controller	Title: Managing Director
Date: 7-21-17	Date: 8/4/17

STATE STREET VARIABLE INSURANCE SERIES FUNDS, INC.	SSGA FUNDS MANAGEMENT, INC.

By: /s/ Jeanne LaPorta	By: /s/ Ellen M Needham
Name: Jeanne LaPorta	Name: Ellen M Neeham
Title: President	Title: President
Date: 7/27/2107	Date: 8/1/17

SCHEDULE 1

Revised November 30, 2016

REGISTERED SEPARATE ACCOUNTS:

Separate Account VA BNY

NAME(S) OF PORTFOLIOS:

State Street Variable Insurance Series Funds, Inc..: State Street Total Return V.I.S. Fund – Class 3

REGISTERED CONTRACTS:

Transamerica Variable Annuity Series (NY)

Partners Variable Annuity Series (NY)

Transamerica AxiomSM II (NY)

Transamerica Advisor EliteSM II (NY)

Transamerica LandmarkSM NY Variable Annuity (aka marketing name “Transamerica LandmarkSM Select NY”)

Transamerica AxiomSM NY Variable Annuity

Transamerica InspireSM Variable Annuity (NY)

Transamerica LibertySM NY Variable Annuity

Transamerica Advisor EliteSM Variable Annuity (NY)

Transamerica Variable Annuity O-Share (NY)

Transamerica Variable Annuity I-Share (NY)

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